UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2005

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of Registrant as specified in charter)

       Delaware

          000-30368

22-3489463

(State of Incorporation)    Commission File No.  (I.R.S. Employer ID Number)

6 Glory Lane, Wantage, New Jersey 07461-0326

(Address of principal executive offices)         (Zip Code)

Registrant's telephone number (973) 335-4400

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Item 5.01  Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On September 6, 2005, Mr. James K. Duff resigned as the Company’s President and Chief Executive Officer. On that same date, the Board of Directors of the Company appointed Myron Goldstein, the Company’s Chairman, as its Principal  Executive Officer. The Company does not have any employment arrangement with Mr. Goldstein regarding his new capacity.

Item 9.01 Financial Statements and  Exhibits.

    Exhibit Number                Description

        17.5                 Resignation letter of James K. Duff

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Myron Goldstein                                   September 9, 2004

Myron Goldstein

Chairman

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